UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 22, 2017, the Board of Directors (the “Board”) of Mirati Therapeutics, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Neil A. Reisman, CPA, J.D. to the Board, effective immediately. Mr. Reisman’s term of office expires at the Company’s 2018 annual meeting of stockholders or when his successor is duly elected and qualified, or his earlier death, resignation or removal.

Mr. Resiman was nominated to the Board by funds affiliated with Tavistock Life Sciences, LLC (“Tavistock”), which together hold more than 5% of the Company’s common stock, pursuant to rights granted under a 2012 Securities Purchase Agreement. Pursuant to such agreement, the Company is required to include a director nominee of the Tavistock-affiliated funds in the Company’s proposed slate of directors at each annual or special (if applicable) meeting of stockholders and recommend that stockholders vote in favor of such nominee.

In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), upon his appointment to the Board, Mr. Reisman received an initial grant consisting of a nonstatutory stock option to purchase 25,000 shares of the Company’s common stock (the “Common Stock”), which shares will vest in a series of 36 equal monthly installments. In accordance with the Policy, Mr. Reisman will be entitled to receive a $40,000 annual cash retainer for service as director and will be eligible to receive additional equity compensation in the future. Mr. Reisman has entered into the Company’s standard form of indemnification agreement.

Mr. Reisman currently serves as a Managing Director and member of the Tavistock Group, Inc. Board of Directors, an affiliate of Tavistock. In January 2017, the Company sold 5,002,702 million shares of Common Stock at a public offering price of $5.60 per share and sold pre-funded warrants to purchase up to 7,258,263 shares of Common Stock at a public offering price of $5.599 per warrant share. As part of the offering, Tavistock and certain entities affiliated with Tavistock purchased 868,033 shares of Common Stock and Tavistock purchased the 7,258,263 pre-funded Common Stock Warrants. The Company is not aware of any other transaction involving Mr. Reisman requiring disclosure under Item 404(a) of Regulation S-K.

On June 27, 2017 the Company issued a press release announcing Mr. Reisman’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2017	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum

Charles M. Baum

President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 27, 2017